Exhibit 10.24

FORBEARANCE
AGREEMENT

THIS INSTRUMENT sets forth an agreement of forbearance (“Agreement”) made as of and effective on August 29, 2023, between SMART FOR LIFE, INC., a Nevada corporation with its principal place of business located at 990 S. Rogers Circle, Suite 3, Boca Raton, FL 33487 (the “Borrower”), BONNE SANTE’ NATURAL MANUFACTURING, INC. a Florida corporation, DOCTORS SCIENTIFIC ORGANICA, LLC, a Florida limited liability company, NEXUS OFFERS, INC., a Florida corporation, GSP NUTRITION, INC., a Delaware corporation, and CEAUTAMED WORLDWIDE, LLC, a Florida limited liability company (hereinafter “Guarantors”), and JOSEPH X. XIRAS, an individual with an address located at 48 Soundview Drive, Great Neck NY 11020 (hereinafter the “Lender”).

RECITALS

A. The Lender loaned money to the Borrower and in connection therewith the Borrower executed a Note Purchase Agreement and Original Issue Discount Secured Subordinated Note (the “Note”) and a UCC-1 financing statement (hereinafter “Loan Documents”) on or about July 29, 2022, in the principal amount of $2,272,727.27. The note was secured by certain collateral of the Borrower as laid out in the Loan Documents and attachments thereto.

B. The Borrower’s obligations under the Note were further secured via a guarantee by Guarantors on July 29, 2022.

C. The Borrower may default pursuant to the terms of the Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of payment to the Lender of Twenty-Five Thousand Dollars ($25,000.00) in cash, receipt of which is hereby acknowledged by each party hereto and the issuance of Fifty Thousand Dollars ($50,000.00) of the Borrower’s Common Stock based on the current market price of the Borrower’s Common Stock, and of the other promises contained herein, it is mutually understood and agreed by and among the parties hereto as follows:

1. Agreement to Forbear. During the period commencing on the date hereof and ending on the earliest to occur of [1] payment in full of arrearages or [2] September 1, 2023 (the “Forbearance Period”), the Lender will forbear in the exercise of its rights and remedies under the Loan Documents with respect to the default set forth. During the Forbearance Period, provided that no further Event of Default occurs, the Lender will not take further steps to accelerate repayment of monies loaned. The consideration paid to Lender by Borrower is solely being paid as consideration for the forbearance and will not be applied to any of Borrower’s liability owed to Lender under the Loan Documents.

2. Miscellaneous Provisions.

a. Further Assurances. The Borrower agrees to execute such other and further documents and instruments as the Lender may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Loan Documents or this Agreement.

b. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Florida and the courts located in Miami-Dade County without regard to the choice of law principles of such state.

c. Notices. Any notice with respect to this Agreement shall be given in writing by prepaid certified or registered mail, by facsimile transmission or by personal delivery via a reliable courier to the parties at the addresses identified above.

d. Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases of the Borrower contained herein shall survive the termination of the Forbearance Agreement and the payment in full of the indebtedness under the Loan Documents and hereunder.

e. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

Smart for Life, Inc.

By:	/s/ Darren Minton
Name:	Darren Minton
Title:	Chief Executive Officer

GUARANTORS:

Bonne Sante’ Natural Manufacturing, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

Doctors Scientific Organica, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

Nexus Offers, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

GSP Nutrition, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

Ceautamed Worldwide, LLC.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

LENDER:

By:	/s/ Joseph Xiras
Joseph Xiras

[Signature Page to Forbearance Agreement – Xiras]

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